Exhibit (d)(2)

Harris Nesbitt Corp.
111 West Monroe Street
Chicago, Il 60603

www.harrisnesbitt.com
February 24, 2006
Molex Incorporated
2222 Wellington Court
Lisle, IL 60532
Attention: Thomas Lee
                    Vice President, Ventures and Acquisitions
Ladies and Gentlemen:
          You have requested information regarding Woodhead Industries, Inc., a Delaware corporation (the “Company”), for the purpose of evaluating a possible business combination between you and the Company (a ‘Transaction”). It is understood and agreed that this agreement creates no obligation to enter into any Transaction or any agreement relating to a Transaction. To induce the Company to furnish information to you, you hereby agree as follows:
          1.   As used herein:
     “Act” means the Securities Exchange Act of 1934, as amended;
     “Affiliate” means any Person that (i) directly or indirectly controls you, (ii) directly or indirectly is controlled by you or (iii) is under direct or indirect common control with you;
     “Information” means any information, whether written or oral, regarding the Company or any of its subsidiaries or their respective assets, liabilities, properties, securities or businesses which is furnished or made available to you, directly or indirectly, by the Company or its representatives;
     “Person” shall have the meaning contained in Section 3(a)(9) of the Act; and
     “Restricted Period” means the two-year period commencing on the date hereof.
          2.   All Information will be kept confidential by you, except that you may disclose or make available Information to your directors, officers and employees and to representatives of your advisors (including without limitation, attorneys, accountants, consultants, bankers and financial advisors) and lenders for the exclusive purpose of assisting you in the evaluation of a possible Transaction, all of whom shall be specifically informed by you or your representatives of the confidential character of such Information and that by receiving such information they are agreeing to be bound by the terms of this agreement relating to the confidential treatment of such Information. You will not use any of the Information, and
A member of BMO Financial Group

will not permit any of your representatives to use any of the Information, in any way detrimental to the Company or in any way that would violate any applicable antitrust or competition laws. You will not use, or permit any of your representatives to use, any of the Information for any purpose other than the evaluation of a possible Transaction, and you will not make any Information available to any Person for any other purpose whatsoever. You shall be responsible for any breach of this agreement by any or your representatives.
          3.   You hereby acknowledge that you are aware (and that prior to the disclosure of any Information to any Person pursuant to paragraph 2 such Person will be advised) that the federal and/or state securities laws restrict any Person who has material non-public information about a company from trading in securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to engage in such trading; and that you will not violate those restrictions. If you disclose any Information to any Person, whether or not such disclosure is permitted under paragraph 2, you shall be liable to the Company for any failure by such Person to treat such Information in the same manner as you are obligated to treat such Information under the terms of this agreement.
          4.   Without the prior written consent of the Company’s Board of Directors, you will not at any time during the Restricted Period (and you will not at any time during the Restricted Period assist or encourage others to):
     (a) acquire or agree, offer, seek or propose to acquire, directly or indirectly, alone or in concert with any other Person, by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Act, of any of the businesses or securities, or any of the material assets, of the Company or any subsidiary thereof, or any rights or options to acquire such ownership (including from any third party), other than pursuant to a written agreement with the Company authorized by the Company’s Board of Directors or, with respect to any such offer or proposal, an offer or proposal directed and disclosed solely to the management of the Company and its representatives;
     (b) other than pursuant to a written agreement with the Company authorized by the Company’s Board of Directors, solicit proxies (as such terms are defined in Rule 14a -1 under the Act), whether or not such solicitation is exempt under Rule 14a-2 under the Act, with respect to any matter from holders of any shares of capital stock of the Company or any securities convertible-into or exchangeable for or exercisable (whether currently or upon the occurrence of any contingency) for the purchase of such stock, or make any communication exempted from the definition of solicitation by Rule 14a-l(l)(2)(iv) under the Act;
     (c) other than pursuant to a written agreement with the Company authorized by the Company’s Board of Directors, initiate, or induce or attempt to induce any other Person, entity or group (as defined in Section 13(d)(3) of the Act) to initiate, any stockholder proposal or tender or exchange offer for any securities of the Company or any subsidiary thereof, any change of control of the
A member of BMO Financial Group

Company or any subsidiary thereof or the convening of a stockholders’ meeting of the Company or any subsidiary thereof;
     (d) other than pursuant to a written agreement with the Company authorized by the Company’s Board of Directors, otherwise seek or propose to influence or control the management or policies of the Company or any subsidiary thereof;
     (e) enter into any discussions, negotiations, arrangements or understandings with any other Person (other than confidential, non-public discussions, negotiations, arrangements or understandings with the management of the Company and its representatives) with respect to any matter described in the foregoing subparagraphs (a) through (d);
     (f) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph 4;
     (g) take any action inconsistent with any of the foregoing subparagraphs (a) through (f); or
     (h) except as required by law or regulation, take any action with respect to any of the matters described in this paragraph 4 that requires public disclosure.
     Notwithstanding anything herein to the contrary, the provisions of this Section 4 and Section 5 hereof shall terminate immediately upon the consummation by any third party of a business combination between the Company and such third party.
          5.   If at any time during the Restricted Period you are approached by any Person concerning your or their participation in a transaction involving any of the businesses or securities, or any of the material assets, of the Company or any subsidiary thereof, you will promptly inform the Company of the nature of such contact and the parties thereto.
          6.   Except with the Company’s prior written approval, you will not disclose, and you will not permit your representatives to disclose, to any Person (including, without limitation, any Person evaluating a possible Transaction with the Company), other than the Persons described in paragraph 2, the fact that the Company is engaged in a process of considering a possible Transaction, the fact that you are engaged in discussions with the Company regarding a possible Transaction, the fact that the Information has been made available to you or that you have inspected any portion of the Information, the existence of this agreement or the fact that you are subject to any of the restrictions contained in this agreement unless, upon the advice of counsel, such disclosure is required by law or regulation and then only with as much prior written notice to the Company as is practical under the circumstances (in which case you shall limit your disclosure to the minimum disclosure required by law unless the Company agrees to a greater level of disclosure). The Company agrees that, without your prior written approval, the Company will not disclose, and the Company will not permit its representatives to disclose, to any Person (including, without limitation, any Person evaluating a possible Transaction with the Company), other than its representatives, the fact that you are engaged in
A member of BMO Financial Group

discussions with the Company regarding a possible Transaction, the fact that the Information has been made available to you or that you have inspected any portion of the Information, the existence of this agreement or the fact that you are subject to any of the restrictions contained in this Agreement unless, upon the advice of counsel, such disclosure is required by law or regulation and then only with as much prior written notice to you as is practical under the circumstances (in which case the Company shall limit its disclosure to the minimum disclosure required by law unless you agree to a greater level of disclosure).
          7.   If you or any of your representatives are requested in any proceeding, or required by law or regulation, to disclose any Information received by you, you will give the Company prompt notice of such request so that the Company may seek an appropriate protective order or other remedy or, in the Company’s sole discretion, waive compliance with the terms of this agreement. If, in the event that no such protective order or other remedy is obtained or in the absence of a waiver by the Company of compliance with the terms of this agreement, you or any of your representatives are nonetheless, upon the advice of counsel, compelled to disclose such Information or else stand liable for contempt or suffer censure or penalty from any tribunal or governmental or similar authority, you and your representatives may disclose such Information without liability hereunder; provided that you or your representatives use all reasonable efforts to furnish only that portion of the Information or matter which you or your representatives are advised by counsel is legally required, and provided further that you or your representatives give the Company written notice of the Information or matter to be disclosed as far in advance of its disclosure as is practicable and use your or your representatives’ reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to such Information or matter.
          8.   The restrictions with respect to Information set forth in paragraph 2 shall not apply to any Information furnished to you by the Company or its representatives which you demonstrate (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by you or your representatives; (ii) was in your possession or available to you on a nonconfidential basis prior to its disclosure to you by the Company or its representatives or becomes available to you on a nonconfidential basis, in each case from a source other than the Company or its representatives, which source was not itself known to you to be bound by a confidentiality agreement with, or duty to, the Company or its representatives or known to you to have received such information, directly or indirectly, from a Person so bound; or (iii) is independently developed by you or your representatives without use of the Information.
          9.   The Company does not make any representation or warranty as to the accuracy or completeness of the Information provided to you. Neither the Company nor any of its representatives shall have any liability resulting from the use of the Information by you or any of your representatives. You acknowledge and agree that you are not entitled to rely on the accuracy or completeness of any Information and that you shall be entitled to rely solely on such representations and warranties regarding Information as may be made to you in any definitive agreement relating to the Transaction, when, as and if executed, and subject to the terms and conditions of any such agreement. You also acknowledge that to the extent the Information consists of financial projections, such projections may be based on a number of assumptions and no assurance is given that the assumptions are correct or that such assumptions will be realized. The Company is under no duty or obligation to provide you with access to any information, and nothing herein is intended to impose any such obligation on the Company.
A member of BMO Financial Group

          10.   Upon the Company’s request at any time, you will promptly redeliver to the Company or destroy (with any such destruction confirmed in writing to the Company) all copies of documents containing Information (except for that portion of Information that may be found only in documents, memoranda, notes and other writings prepared by you or by any Person referred to in paragraph 2 based on such Information) in your or your representatives’ possession. That portion of Information that may be found only in documents, memoranda, notes and other writings prepared by you or by any Person referred to in paragraph 2 based on such Information or any oral Information will continue to be subject to the terms of this agreement or be destroyed with any such destruction confirmed in writing to the Company.
          11.   During the eighteen-month period commencing on the date hereof, you will not (and will not assist or encourage others to) solicit the services of or hire, as employee, consultant or otherwise, any officer, director or employee of the Company or any subsidiary of the Company whose identity was learned as a result of the Information; provided, however, that you shall not be prohibited from hiring any officer, director or employee of the Company or any subsidiary of the Company who responds to a general advertisement or notice not specifically directed at officers, director or employees of the Company or any subsidiary of the Company or who contacts you of his or her own initiative or whose employment has been terminated prior to any solicitation.
          12.   You shall cause each of your Affiliates to comply with the terms of paragraphs 2,3,4,5,6,7,8,10 and 11 (construing such paragraphs for such purposes to refer also to such Affiliates in each instance where there is a reference to you).
          13.   You acknowledge that irreparable damage would occur to the Company in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which the Company maybe entitled at law or in equity.
          14.   If any term or provision of this agreement or any application hereof shall be invalid or unenforceable, the remainder of this agreement and any other application of such term or provision shall not be affected thereby
          15.   This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.
          16.   No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
          17.   The parties agree that unless and until the execution and delivery of a definitive agreement with respect to a Transaction, neither party intends to be, nor shall be, under
A member of BMO Financial Group

any legal obligation with respect to a Transaction or other business arrangement, except for the matters specifically agreed in this agreement.
          18.   This agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and may be amended only by an agreement in writing executed by the Company and you.
          19.   This agreement shall be binding upon, inure to the benefit of and be enforceable by the Company’s and your respective successors and assigns.
          20.   This agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflict of law provisions) of the State of Delaware. EACH PARTY HERETO HEREBY IRREVOCABLY WANES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          21.   The restrictions contained in this agreement shall expire and cease to have any force or effect from and after the second anniversary of the date hereof, provided that the restrictions set forth in Sections 4, 5 and 11 hereof shall expire in accordance with their terms.
******
A member of BMO Financial Group

If the foregoing correctly sets forth the Company’s and your agreement as to the matters set forth herein, please confirm such agreement by executing and returning a copy of this agreement to the undersigned.

Very truly yours, HARRIS NESBITT CORP., on behalf of the Company
By:
	Name:	Tom Spaeth
	Title:	Director

The foregoing terms are agreed to:
Molex Incorporated
By:
Name: Charles Cohen
Title: Associate General Counsel
A member of BMO Financial Group